Exhibit 10.11

PRIMO BRANDS CORPORATION EMPLOYEE SHARE PURCHASE PLAN

Section 1. Purpose.

The purpose of the Primo Brands Corporation Employee Share Purchase Plan (the “Plan”) is to provide employees of Primo Brands Corporation (together with any successor thereto, the “Company”) and its Designated Subsidiaries with the opportunity to acquire a proprietary interest in the Company through the purchase of the Company’s Common Shares. The Plan is effective November 8, 2024 (the “Effective Date”), subject to approval by the Company’s stockholders. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code (except, to the extent determined appropriate by the Administrator, with respect to any rights to purchase Shares hereunder during an Offering Period granted to Participants that need not satisfy the requirements under Section 423 of the Code).

Section 2. Definitions.

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

(a)

“Account” means the bookkeeping account established and maintained by the Company for each Participant to which shall be credited all Contributions made on behalf of the Participant pursuant to Section 6(b) of the Plan.

(b)	“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Section 12.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Business Day” means any day (other than a Saturday or Sunday) on which the New York Stock Exchange is permitted to be open for trading.

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)	“Committee” means the Compensation Committee of the Board.

(g)	“Common Shares” means the Class A common stock, par value $0.01 per share, of the Company.

(h)

“Compensation” means, unless otherwise determined by the Administrator with respect to any Offering Period, total cash compensation received by an Employee from the Company or a Designated Subsidiary as compensation for services. By way of illustration, but not limitation, Compensation includes (i) regular compensation such as salary, wages, overtime, shift differentials, bonuses, commission and incentive compensation, but excludes (ii) relocation expense reimbursements, tuition or other reimbursements, income realized as a result of participation in any share option, share purchase, or similar plan of the Company or any Designated Subsidiary, and any severance payments.

(i)	“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of:

(i)	sick leave;

(ii)	military leave;

(iii)

any other leave of absence approved by the Company’s Human Resources Department (provided that leave is for a period of not more than three months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute); or

(iv)	transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(j)	“Contributions” means all payroll deductions credited to the Account of a Participant pursuant to Section 6(b) of the Plan.

(k)	“Designated Broker” means the stock brokerage or other financial services firm designated by the Administrator to hold Common Shares purchased by Participants under the Plan.

(l)

“Designated Subsidiaries” means the Subsidiaries that have been designated by the Administrator from time to time in its sole discretion as having Employees eligible to participate in the Plan, which designations may be made without the approval of the stockholders of the Company to the maximum extent permitted by applicable law.

(m)

“Employee” means any person, including any Officer, who is a common-law employee of the Company or a Designated Subsidiary, including employees who are members of a collective bargaining unit, and is an employee of the Company or a Designated Subsidiary within the meaning of Section 3401(c) of the Code. Notwithstanding the foregoing, the Administrator may determine that an Employee shall not be eligible to participate in an Offering Period subject to Section 423 of the Code if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); (iii) such Employee’s customary employment is for twenty hours per week or less; (iv) such Employee’s customary employment is for less than five months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)

“Fair Market Value” means, as of any relevant date, the closing price of a Share on the New York Stock Exchange (“NYSE”) as reported in The Wall Street Journal or as reported on such other national or regional securities exchange or market system constituting the primary market for such shares, or as determined by the Administrator if such shares are not so reported. If the relevant date does not fall on a day on which the Common Shares are quoted on the NYSE or such other national or regional securities exchange or market system, the date on which the Fair Market Value per Share shall be established shall be the last day on which the Common Shares of the Company were so quoted prior to such relevant date.

(p)	“Offering Date” means the first Business Day of each Offering Period of the Plan.

(q)

“Offering Period” means a period of three (3) months commencing on January 1, 2025 (or such other date determined by the Administrator), and each January 1, April 1, July 1, and October 1 thereafter (or at such other times as may be determined by the Administrator), during which an Employee can set aside payroll deductions for use in purchasing Common Shares hereunder.

(r)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)	“Participant” means an Employee of the Company or a Designated Subsidiary who elects to participate in the Plan pursuant to the provisions of Section 5.

(t)	“Purchase Date” means the last Business Day of each Offering Period.

(u)

“Purchase Price” means with respect to an Offering Period, an amount equal to 85% of the Fair Market Value of a Common Share on the Offering Date or the Purchase Date, whichever is lower; provided, further, that, subject to Section 17, the Purchase Price may be adjusted by the Administrator pursuant to Section 16 and shall not be less than the par value of a Common Share.

(v)	“Required Holding Period” means the 12-month period described in Section 8(b).

(w)	“Share” means a full or fractional Common Share, as adjusted in accordance with Section 16 of the Plan.

(x)	“Subscription Agreement” means the enrollment forms provided by the Company’s Human Resources Department and completed by an Employee electing to participate in the Plan in accordance with Section 5.

(y)	“Subscription Date” means the last Business Day before the Offering Date of the first Offering Period to which the Subscription Agreement applies.

(z)	“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

Section 3. Eligibility.

(a)

General Rule. With respect to any Offering Period, any Employee on the Offering Date for such Offering Period shall be eligible to participate in the Plan during such Offering Period subject to the requirements of Section 5(b), and any applicable limitations imposed by Section 423 of the Code.

(b)	Exceptions to the General Rule. Notwithstanding anything to the contrary under the Plan, no Employee shall be eligible to participate in the Plan for an Offering Period if:

(i)

immediately after commencement of such participation, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own Shares and/or hold outstanding options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company; or

(ii)

such participation would permit the Employee to purchase Common Shares under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries at a rate that exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such Common Shares (determined as of the Offering Date) for each calendar year in which such Employee participated in the Plan at any time; or

(iii)	unless otherwise determined by the Administrator, such participation would permit the Employee to purchase during the Offering Period in a number of Common Shares in excess of 5,000.

(c)	Non-Employee Directors. Non-employee directors of the Company are not eligible to participate in the Plan.

(d)

Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, the definition of Compensation, withholding procedures and handling of stock certificates that vary with local requirements. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Section 4. Offering Periods.

The Plan shall be implemented through Offering Periods as determined by the Administrator. Once commenced, Offering Periods shall continue until either (i) the Administrator decides, in its sole discretion, that there will be no further Offering Periods (or further Offering Periods will be paused) because the Common Shares remaining available under the Plan are insufficient to make offerings to all Employees or for any other reason, or (ii) the Plan is terminated in accordance with Section 17 of the Plan.

Section 5. Participation.

(a)

Initial Participation. An Employee may become a Participant by delivering to the Company’s Human Resources Department a Subscription Agreement indicating the Employee’s election to participate in the Plan and authorizing payroll deductions. In respect of a particular Offering Period, the Subscription Agreement must be delivered no later than the Subscription Date. The Subscription Agreement may be submitted electronically or by such other means, as directed by the Company. An Employee who becomes eligible to participate in the Plan and completes and submits a Subscription Agreement to the Company’s Human Resources Department in accordance with this Plan following the Subscription Date for an Offering Period shall not be eligible to participate during that Offering Period but may participate in any subsequent Offering Period provided such Employee is still eligible to participate in the Plan as of the Offering Date of any subsequent Offering Period. The Administrator may, from time to time, change the Subscription Date applicable to any Offering Period as deemed advisable in its sole discretion for proper administration of the Plan.

(b)

Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately following each Offering Period in which the Participant participates unless he or she:

(i)	ceases to be eligible as provided in Section 3 above;

(ii)	withdraws from the Plan pursuant to Section 9(a) below, or

(iii)	terminates employment as provided in Section 9(b).

If a Participant automatically participates in a subsequent Offering Period pursuant to this Section 5(b), then the Participant is not required to complete and submit any additional Subscription Agreement to the Company’s Human Resources Department for any such subsequent Offering Period in order to continue participation in the Plan. However, a Participant may complete and submit a Subscription Agreement to the Company’s Human Resources Department with respect to a subsequent Offering Period if the Participant desires to change any of the Participant’s elections contained in the Participant’s then effective Subscription Agreement.

(c)

Payroll Deductions. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan. Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of a given Offering Period, unless sooner terminated by the Participant as provided in Section 9 of the Plan.

Section 6. Method of Payment of Contributions.

(a)

Limitations on Payroll Deduction Elections. Contributions during an Offering Period may be paid for only by means of payroll deductions accumulated during the Offering Period from the Participant’s regularly scheduled pay checks. A Participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) (or such greater percentage as the Administrator may establish from time to time before an Offering Date) of such Participant’s Compensation on each payday during the Offering Period.

(b)

Participant Accounts. All Contributions authorized by a Participant shall be credited to the Account established under the Plan for the Participant. The monies represented by such Account shall be held as part of the Company’s general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such monies. A Participant may not make any separate cash payment or contribution to such Account.

(c)

Changes or Discontinuation of Payroll Deductions. A Participant may not increase or decrease his or her Contributions during an Offering Period. However, any Subscription Agreement completed and submitted to the Company’s Human Resources Department by the Participant no later than the Subscription Date for the next Offering Period which specifies a different Contribution amount per pay check (whether increasing or decreasing such amount) shall take effect as of such Offering Date. A Participant may discontinue his or her participation in the Plan as provided in Section 9.

(d)

Company’s Rights to Adjust Payroll Deductions. Notwithstanding anything to the contrary, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b)(ii) above, a Participant’s payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to a percentage less than that elected by the Participant, including to 0%. Payroll deductions shall recommence at the rate provided in such Participant’s Subscription Agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 9.

Section 7. Purchase of Shares.

(a)

Right to Purchase Shares. On each Purchase Date, each eligible Employee participating in such Offering Period shall purchase that number of full and fractional Shares determined by dividing such Employee’s Account balance as of such Purchase Date by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 11.

(b)

General Rule. Unless a Participant withdraws from the Plan as provided in Section 9, the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period by applying the amount in the Participant’s Account to the purchase of that number of full and fractional Shares determined by dividing such amount by the Purchase Price. The Shares purchased upon exercise of a purchase right hereunder shall be deemed to be transferred to the Participant on the Purchase Date. During his or her lifetime, a Participant’s right to purchase Shares hereunder is exercisable only by the Participant.

(c)

Pro Rata Allocation. If the total number of Shares to be purchased by Participants under the Plan exceeds the number of Shares then available under the Plan, the Administrator shall make a pro rata allocation of the Shares remaining available in a uniform and non-discriminatory manner. In such event, the payroll deductions to be made pursuant to the authorizations therefore shall be reduced accordingly and the Administrator shall give written notice of such reduction to each affected Participant.

Section 8. Delivery of Shares, Required Holding Period, Dividends, Withholding, and Conditions to Issuance of Common Shares.

(a)

Delivery of Shares. As soon as administratively practicable after a Purchase Date, the number of Shares purchased by each Participant shall be registered in the name of each Participant, as appropriate, and deposited into an account established in the Participant’s name with the Designated Broker.

(b)

Required Holding Period. The Participant may dispose of the Shares in his or her Designated Broker account at any time after the Required Holding Period, whether by sale, exchange, gift or other transfer or title, in which case applicable transaction fees will be charged. The Required Holding Period shall mean, with respect to each

Share in the Participant’s Account, the period commencing on the Purchase Date of the Share and ending on the 12-month anniversary thereof, or, if earlier, upon:

(i)	termination of the Participant’s Continuous Status as an Employee for any reason (including death or retirement);

(ii)

the Participant’s receipt of disability benefits under a long-term disability plan covering Employees of the Company (or, if such Participant is not employed in a classification that is covered by the plan, a determination by the Administrator that such Participant would be eligible to receive disability benefits under the plan is such Participant were employed in an eligible classification); or

(iii)

at the Administrator’s discretion, a determination that the Participant has experienced a financial hardship (as that term is defined in the plan of the Company or its Designated Subsidiaries intended to meet the requirements of Section 401(a) of the Code in which the Participant most recently became eligible to participate).

After the completion of the Required Holding Period described above, a Participant may initiate the partial or full transfer of such Participant’s Shares being held in the Participant’s account with the Designated Broker to another stock brokerage firm. Upon a partial transfer request, the Designated Broker shall transfer the Shares requested to be transferred and held in such account to such other stock brokerage firm. Upon a full transfer request, the Designated Broker shall transfer all full Shares held in such account to such other stock brokerage firm and shall distribute the value of all fractional Shares to the Participant.

(c)

Dividends. Dividends paid in the form of cash, Shares, or other non-cash consideration with respect to the Common Shares in a Participant’s Account shall be credited to such Account. However, if a Participant holding Shares in any Account is subject to withholding taxes on any dividends payable with respect to the Shares, all cash dividends payable on those Shares shall be paid by the Company net of the applicable withholding taxes on such dividends, which taxes shall be withheld by the Company and paid to the appropriate tax authorities. The Company or any other Designated Subsidiary employing each Participant shall annually notify the Participant, as part of its periodic reporting obligations under applicable laws, of the amount of such withholding applicable to dividends on the Participant’s Shares in an Account, in order to enable the Participant to apply for any applicable tax credit in each country in which the Participant is subject to taxes on such dividends.

(d)

Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.

(e)

Conditions to Issuance of Common Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(i)	The admission of such Shares to listing on all stock exchanges, if any, on which the Common Shares is then listed;

(ii)

The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii)	The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iv)	The payment to the Company of all amounts that it is required to withhold under federal, state, local or foreign law upon exercise of the rights, if any; and

(v)	The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

Section 9. Voluntary Withdrawal; Termination of Employment.

(a)

Withdrawal During an Offering Period. A Participant may withdraw all but not less than all of his or her Account balance under the Plan at any time prior to a Purchase Date by submitting a completed “Notice of Withdrawal” form to the Company’s Human Resources Department. The Participant’s Account balance will be paid to him or her as soon as administratively practicable after receipt of his or her Notice of Withdrawal and his or her participation for the current period will be automatically terminated and no further payroll deductions for the purchase of Shares will be made during the Offering Period. The termination of such participation shall be irrevocable, and the Participant may not subsequently rejoin that same Offering Period.

(b)

Termination of Employment. Upon termination of the Participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, his or her Account balance will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 13, and his or her purchase right will be automatically terminated.

(c)

Subsequent Participation. A Participant’s withdrawal during an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company.

Section 10. Interest.

No interest shall accrue on the Contributions credited to a Participant’s Account under the Plan.

Section 11. Shares.

(a)

Shares Subject to the Plan. The maximum number of Common Shares which may be sold under the Plan is 7,600,000. The share pool will automatically increase on the first day of each calendar year beginning on January 1, 2026 and ending on and including January 1, 2034 by an amount equal to the lesser of (i) 1% of the aggregate number of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, of the Company issued and outstanding on the day immediately preceding the applicable date, or (ii) such smaller amount determined by the Board. Notwithstanding anything in this Section 11(a) to the contrary, the number of Common Shares that may be issued or transferred pursuant to the rights granted under the Plan shall not exceed an aggregate of 76,000,000 Common Shares, subject to Section 11(b).

(b)

Such Common Shares may be either authorized and unissued shares or issued shares heretofore or hereafter acquired and held as treasury shares, as the Board may from time to time determine. In the event that there is an increase or decrease in the number of issued Common Shares by reason of any cause such as a share split, change in control, reorganization, recapitalization, combination or exchange of shares, merger, consolidation, or any other change in the corporate structure without receipt or payment of consideration by the Company (see Section 16 below), the number of Shares then remaining for issue under the Plan shall, in each such event, be adjusted by the Administrator in proportion to the change in issued Common Shares resulting from such cause.

(c)	Stockholder Rights. The Participant shall have no interest or voting right in Shares covered by his or her purchase right until such purchase right has been exercised.

(d)	Registering of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

Section 12. Administration.

(a)	General. The Plan shall be administered by the Committee.

(b)	Authority of the Board. The Administrator shall have the authority:

(i)	to construe and interpret the Plan;

(ii)	to determine eligibility for participation under the Plan;

(iii)

to establish, amend or waive rules, procedures and regulations for its administration (including, but not limited to, prescribing the forms and terms of instruments for Participants’ Common Share subscriptions and beneficiary designations); and

(iv)	to take any such actions as may be necessary in order to comply with the requirements of Section 423 of the Code.

Offerings under the Plan may be subject to such provisions as the Administrator shall deem advisable, and may be amended by the Administrator from time to time. Decisions of the Administrator shall be final binding on all parties having an interest in the Plan.

(c)

Powers of the Administrator. The Administrator may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

(d)

Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Common Share offering made under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith.

Section 13. Designation of Beneficiary.

A Participant may file a written designation of a beneficiary or beneficiaries who are to receive any of the benefits under this Plan in the form of Common Shares and/or cash in the event of such Participant’s death prior to delivery of such benefits. Such designation of beneficiary or beneficiaries may be changed by the Participant at any time by written notice. Upon the death of a Participant and upon receipt by the Administrator of proof of the identity and existence at the Participant’s death of a beneficiary validly designated by the Participant, the Administrator shall deliver such benefits to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Administrator shall deliver such benefits to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator, in its discretion, may deliver such benefits to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Administrator, then to such other person as the Administrator may designate. No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in such benefits credited to the Participant under the Plan.

Section 14. Transferability.

Neither Contributions credited to a Participant’s Account nor any rights with regard to the receipt of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9.

Section 15. Reports.

Statements of Account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any, in the Participant’s Account.

Section 16. Adjustments.

(a)

Changes in Capitalization; Corporate Transactions. Subject to any required action by the stockholders of the Company, in the event of a share split, share dividend, reorganization, recapitalization, reclassification or combination of shares, merger, consolidation, spinoff, sale of assets or similar event, the Committee, in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems equitable, including but not limited to the following:

(i)	the number and kind of shares or other securities that are reserved for issuance under the Plan;

(ii)	the number and kind of share or other securities that are subject to outstanding purchase rights,

(iii)	the appropriate Fair Market Value and other price determination applicable to the purchase rights, and/or,

(iv)	any other affected term of such purchase right.

The Committee shall make all determination under this Section 16(a), and all such determinations shall be conclusive and binding.

(b)

Other Adjustments. Subject to Section 16(c), in the event of any transaction or event described in Section 16(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any change in control), or of changes in applicable law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)

To provide for either (A) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (B) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(ii)

To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)

To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(iv)

To provide that Participants’ accumulated payroll deductions may be used to purchase Common Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(v)	To provide that all outstanding rights shall terminate without being exercised.

(c)

No Adjustment Under Certain Circumstances. No adjustment or action described in this Section 16 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

(d)

No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

Section 17. Amendment or Termination.

(a)

The Plan may be amended by the Administrator from time to time to the extent that the Administrator deems necessary or appropriate in light of, and consistent with, Section 423 of the Code, or otherwise; provided, however, that no such amendment shall be effective, without approval of the stockholders of the Company, if stockholder approval of the amendment is required under Section 423 of the Code and/or the applicable rules of the NYSE or such other national or regional securities exchange or market system constituting the primary market for such shares. The Administrator also may terminate the Plan or an Employee’s participation in the Plan at any time; provided, however, that the Administrator shall not have the right to modify, cancel, or amend any outstanding Contributions or Shares issued pursuant to the Plan before such termination unless each Participant consents in writing to such modification, amendment or cancellation.

(b)

Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan. Examples of circumstances where the Administrator may make amendments without shareholder approval include, without limitation, amendments that would:

(i)	for the purpose of making formal, minor, administrative or technical modifications to any of the provisions of the Plan, including amendments of a “housekeeping” nature;

(ii)	to correct any ambiguity, defective provision, error or omission in the provisions of this Plan;

(iii)	to make any amendment that may be required to give effect to, or address, any changes in tax laws, accounting policies or reporting, securities laws or other applicable laws; or

(iv)

any other amendment that does not require shareholder approval under Section 423 of the Code or the rules of the NYSE or such other national or regional securities exchange or market system constituting the primary market for such shares.

(c)	Notwithstanding the foregoing, stockholder approval shall be required for any amendment:

(i)	to increase the maximum number of Common Shares issuable under the Plan;

(ii)

to change the designation of corporations or class of corporations whose employees may purchase Shares under the Plan (to the extent required by Section 423 of the Code and applicable Treasury regulations promulgated thereunder);

(iii)	to increase the discount reflected in the definition of Purchase Price; or

(iv)	to this Section 17.

Section 18. Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Section 19. Conditions for Issuance of Shares.

Shares shall not be issued with respect to the Plan unless such Shares and the issuance and delivery of such Shares pursuant to the Plan shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to an Employee’s participation in the Plan, the Company may require the person to represent and warrant that any Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Section 20. Term of Plan; Effective Date.

The Plan shall become effective on the Effective Date, subject to approval by the Company’s stockholders within 12 months following the date the Plan is first approved by the Board. No rights may be granted under the Plan prior to such stockholders’ approval. The Plan shall continue in effect until all of the Shares authorized for issuance under the Plan have been exhausted, unless sooner terminated under Section 17.

Section 21. Additional Restrictions of Rule 16b-3.

The terms and conditions of purchase rights granted hereunder to and the purchase of Shares by Officers shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such purchase rights shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 22. Notice of Disposition of Shares.

Each Participant shall give prompt notice to the Company of any disposition or other transfer of ownership of Shares purchased during an Offering Period under this Plan if such disposition or transfer of ownership is made from an account other than the Participant’s account with the Designated Broker within two (2) years from the Offering Date of the Offering Period in which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer of ownership and the amount realized by the Participant, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer of ownership.

Section 23. Equal Rights and Privileges.

All Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and applicable Treasury regulations promulgated thereunder.

Section 24. General Provisions.

(a)

Employment. Nothing in the Plan or in any related instrument shall confer upon any Participant or other Employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any Participant or other Employee with or without cause.

(b)

Governing Law. The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, except to the extent governed or superseded by the laws of the United States.

(c)

No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Board in accordance with the terms and provisions of the Plan.

(d)

Successors. All obligations of the Company under the Plan, with respect to purchase rights thereunder, shall be binding on any successor to the Company, whether the existence or such successor is the result of a direct or indirect purchase, change in control, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

(e)

Severability. In the event that any provision of the Plan shall be determined to be invalid or unenforceable for any reason, the remaining provisions of the Plan shall be unaffected thereby and shall remain in full force and effect in such jurisdiction, and any such invalid or unenforceable provision shall not be considered invalid and unenforceable in any other jurisdiction.

Section 25. Compliance with Laws.

It is the Employee’s obligation to comply with all applicable laws in respect of such Employee’s participation in the Plan, including all reporting and filing obligations to applicable regulatory authorities in connection therewith.

Section 26. Non-Exclusivity of the Plan.

Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of share options otherwise than under this Plan, and such other incentive arrangements may be either generally applicable or applicable only in specific cases.